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                                                                    Exhibit 23.1


                                                              [Logo of ANDERSEN]

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 6, 2001 included in Heidrick & Struggle International, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
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Arthur Andersen LLP


February 4, 2002
Chicago, Illinois